                                                           REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               LENNAR CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   95-4337490
                      (I.R.S. Employer Identification No.)

                           700 NORTHWEST 107TH AVENUE
                              MIAMI, FLORIDA 33172
               (Address of Principal Executive Offices) (Zip Code)

         LENNAR CORPORATION 2000 STOCK OPTION AND RESTRICTED STOCK PLAN
                            (Full Title of the Plan)

                                 DAVID B. MCCAIN
                               LENNAR CORPORATION
                           700 NORTHWEST 107TH AVENUE
                              MIAMI, FLORIDA 33172
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (305) 559-4000

                                   COPIES TO:
                            DAVID W. BERNSTEIN, ESQ.
                       CLIFFORD CHANCE ROGERS & WELLS LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166

                         CALCULATION OF REGISTRATION FEE

                                                            Proposed               Proposed
                                                             Maximum                Maximum            Amount of
      Title of Securities           Amount to be         Offering Price            Aggregate         Registration
       to be Registered              Registered           Per Share(1)         Offering Price(1)          Fee
       ----------------              ----------           ------------         -----------------          ---
Common Stock, par
value $0.10 per share              4,000,000 shs.            $35.725              $142,900,000        $35,725

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c), on the basis of the average of the high and low prices of our common stock reported in the consolidated reporting system on the New York Stock Exchange Composite Tape on September 25, 2001.

The prospectus included in this registration statement also applies to the shares which are the subject of registration statements Nos. 333-39687 and 33-45442.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is included in a Booklet dated September 2001, distributed to the employees of Lennar Corporation who held options granted under the Lennar Corporation 2000 Stock Option and Restricted Stock Plan. This Booklet, together with the documents incorporated by reference as described in Item 3 of Part II of this registration statement, constitutes a
Section 10(a) prospectus.

                             PROSPECTUS FOR RESALES

         The material which follows, up to but not including the page beginning
Part II of this registration statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Lennar Corporation 2000 Stock Option and Restricted Stock Plan by affiliates of Lennar Corporation, as defined in Rule 405 under the Securities Act of 1933.

PROSPECTUS






                               LENNAR CORPORATION

                                  COMMON STOCK

                           (Par value $0.10 per share)



         The shares of our common stock to which this prospectus relates may be offered from time to time by the people described under "Selling Security Holders" in this prospectus on the New York Stock Exchange, where our common stock currently is traded, on any securities exchanges or other quotation systems on which our common stock may be traded, in the over-the-counter market or in negotiated transactions, at prices and on terms then available. The respective selling security holders will pay any brokerage fees or commissions relating to sales by them. See "Method of Sale" in this prospectus. We will not receive any part of the proceeds of any such sales. Our principal executive office is located at 700 Northwest 107th Avenue, Miami, Florida 33172 (Telephone No. (305) 559-4000).

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         We are paying the expenses of preparing and filing the registration statement of which this prospectus is a part.




                The date of this prospectus is September 26, 2001

                                TABLE OF CONTENTS

                                                                            Page
Incorporation by Reference ...............................................     2

Information We File.......................................................     2

Selling Security Holders .................................................     3

Method of Sale............................................................     3

SEC Position Regarding Indemnification....................................     3

                           INCORPORATION BY REFERENCE

         We are incorporating by reference in this prospectus the following documents which we have previously filed with the Securities and Exchange Commission under the File Number 1-11749:

         (a) our Annual Report on Form 10-K for the fiscal year ended November 30, 2000;

         (b) our Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2001;

         (c) our Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2001;

         (d)      our Current Report on Form 8-K dated April 3, 2001;

         (e)      our Current Report on Form 8-K dated April 4, 2001;

         (f)      our Definitive Proxy Statement on Schedule 14A dated March 9,
                  2001;

         (g) the description of our common stock contained in our registration statement under Section 12 of the Securities Exchange Act of 1934, as amended, as that description has been altered by amendment or reports filed for the purpose of updating that description; and

         (h) all other reports we filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since November 30, 2000.

          We also incorporate by reference into this prospectus all the documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before we file a post-effective amendment which indicates that all the securities to which this prospectus relates have been sold or which deregisters all those securities which have not been sold. We will provide copies of all documents which are incorporated by reference without charge to anyone to whom we deliver this prospectus, who makes a written or oral request for them to Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172, Attention: Office of the General Counsel, telephone number (305) 559-4000.

                               INFORMATION WE FILE

         We file annual, quarterly and current reports, proxy statements and other materials with the Securities and Exchange Commission. The public may read and copy any materials we file with the Securities and Exchange Commission at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.
The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers (including us) that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov. Reports, proxy statements and other information we file also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                            SELLING SECURITY HOLDERS

         This prospectus relates to possible sales by our officers and directors of shares of our common stock which they acquire through exercise of options granted under our 1991 Stock Option Plan, our 1997 Stock Option Plan or our 2000 Stock Option and Restricted Stock Plan. We do not know at this time who may be selling security holders from time to time. We will provide the names of those people, along with the number of shares of common stock owned, and the number of shares which may be sold, by each of those people from time to time in supplements to this prospectus, which we will file with the Securities and Exchange Commission in accordance with Rule 424(b) under the Securities Act of 1933.

                                 METHOD OF SALE

         The shares offered by this prospectus may be sold on the New York Stock Exchange, where our common stock currently is traded, or in other markets where our common stock is traded, or in negotiated transactions. Sales will be at prices which are current when the sales take place. Selling security holders may pay brokers' commissions. Shares which are sold may include shares in which selling security holders have granted security interests and which are being sold because of foreclosure of those security interests. There is no present plan of distribution.

                     SEC POSITION REGARDING INDEMNIFICATION

         Our certificate of incorporation provides for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful.

         We have been informed that, in the opinion of the Securities and Exchange Commission, insofar as directors, officers or other persons who control us may become entitled under the provisions of our certificate of incorporation to indemnification for liabilities arising under the Securities Act of 1933, that indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                                     PART II


Item 3.           Incorporation of Documents by Reference

                  The following documents are incorporated by reference in this registration statement:

         (a) our Annual Report on Form 10-K for the fiscal year ended November 30, 2000;

         (b) our Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2001;

         (c) our Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2001;

         (d)      our Current Report on Form 8-K dated April 3, 2001;

         (e)      our Current Report on Form 8-K dated April 4, 2001;

         (f)      our Definitive Proxy Statement on Schedule 14A dated March 9,
                  2001;

         (g) the description of our common stock contained in our registration statement under Section 12 of the Securities Exchange Act of 1934, as that description has been altered by amendment or reports filed for the purpose of updating that description; and

         (h) all other reports we filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since November 30, 2000.

                  All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed incorporated by reference in this registration statement and to be part of it from the date of filing of those documents.

Item 4.           Description of Securities.

                  Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not Applicable.

Item 6.           Indemnification of Directors and Officers.

                  Our certificate of incorporation provides for indemnification of our directors and officers, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests, and in which, with respect to criminal proceedings, they had no reason to believe that conduct was unlawful.

                  Directors and officers may also be entitled to additional indemnification under Section 145 of the General Corporation Law of Delaware.

Item 7.           Exemption from Registration Claimed.

                  Not Applicable.

Item 8.           Exhibits.

                  The following documents are filed with or incorporated by reference in this registration statement:

                  Exhibit 5.        Opinion of Clifford Chance Rogers & Wells
                                    LLP.

                  Exhibit 23.       Consents of Experts and Counsel.

                                    (i)     Clifford Chance Rogers & Wells LLP
                                            (attorneys) - included in Exhibit 5

                                    (ii)    Deloitte & Touche LLP (accountants)

                  Exhibit 24.       Power of Attorney - on signature pages.

Item 9.           Undertakings.

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in
Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Miami-Dade and State of Florida on this 26th day of September, 2001.

                                            LENNAR CORPORATION

                                            By: /s/ STUART A. MILLER
                                               ---------------------------------
                                                Stuart A. Miller
                                                President and Chief
                                                Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart A. Miller, Bruce Gross, David B. McCain and Diane J. Bessette his or her true and lawful attorney-in-fact and agent, with full powers of substitution to sign for him or her and in his or her name any or all amendments (including post-effective amendments) to the registration statement to which this power of attorney is attached.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                                             TITLE(S)                                        DATE
---------                                             --------                                        ----
/s/ Stuart A. Miller                   Chief Executive Officer,                                 September 26, 2001
----------------------------------       President and Director
Stuart A. Miller                           (Principal Executive Officer)

/s/ Bruce Gross                        Vice President and Chief Financial Officer               September 26, 2001
----------------------------------       (Principal Financial Officer)
Bruce Gross

/s/ Diane J. Bessette                  Vice President and Controller                            September 26, 2001
----------------------------------       (Principal Accounting Officer)
Diane J. Bessette

/s/ Leonard Miller                     Chairman of the Board of Directors                       September 26, 2001
----------------------------------
Leonard Miller

/s/ Irving Bolotin                     Director                                                 September 26, 2001
----------------------------------
Irving Bolotin

/s/ Steven L. Gerard                   Director                                                 September 26, 2001
----------------------------------
Steven L. Gerard

/s/ Jonathan M. Jaffe                  Director                                                 September 26, 2001
----------------------------------
Jonathan M. Jaffe

/s/ R. Kirk Landon                     Director                                                 September 26, 2001
----------------------------------
R. Kirk Landon

SIGNATURE                                             TITLE(S)                                        DATE
---------                                             --------                                        ----
/s/ Sidney Lapidus                     Director                                                 September 26, 2001
----------------------------------
Sidney Lapidus

/s/ Herve Ripault                      Director                                                 September 26, 2001
----------------------------------
Herve Ripault

/s/ Arnold P. Rosen                    Director                                                 September 26, 2001
----------------------------------
Arnold P. Rosen

/s/ Steven J. Saiontz                  Director                                                 September 26, 2001
----------------------------------
Steven J. Saiontz

                                       Director
----------------------------------
Donna Shalala

/s/ Robert J. Strudler                 Vice-Chairman of the Board of Directors                  September 26, 2001
----------------------------------
Robert J. Strudler

                                  EXHIBIT INDEX


Exhibit
Exhibit 5         Opinion of Clifford Chance Rogers & Wells LLP

Exhibit 23        (i)   Consent of Clifford Chance Rogers & Wells LLP
                        (attorneys) included in Exhibit 5

                  (ii)  Consent of Deloitte & Touche LLP (accountants)

Exhibit 24        Power of Attorney - on signature pages